Exhibit 99.1
SelectQuote, Inc. Reports Fourth Quarter of Fiscal Year 2023 Results

Fourth Quarter of Fiscal Year 2023 – Consolidated Earnings Highlights

•Revenue of $221.8 million
•Net loss of $(47.8) million
•Adjusted EBITDA* of $(5.8) million

Fiscal Year 2024 Guidance Ranges:

•Revenue expected in a range of $1.05 billion to $1.2 billion
•Net loss expected in a range of $50 million to $22 million
•Adjusted EBITDA* expected in a range of $80 million to $105 million

Fourth Quarter Fiscal Year 2023 – Segment Highlights

Senior
•Revenue of $103.6 million
•Adjusted EBITDA* of $16.1 million
•Approved Medicare Advantage policies of 110,027

Healthcare Services
•Revenue of $82.8 million
•Adjusted EBITDA* of $1.7 million
•Approximately 49,000 SelectRx members

Life
•Revenue of $38.1 million
•Adjusted EBITDA* of $6.7 million

Auto & Home
•Revenue of $(1.3) million
•Adjusted EBITDA* of $(7.2) million
•Excluding the $10.4 million(1) change in estimate, Revenue of $9.2 million
•Excluding the $10.4 million(1) change in estimate, Adjusted EBITDA* of $3.2 million

OVERLAND PARK, Kan., September 13, 2023--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the fourth quarter of fiscal year 2023 of $221.8 million compared to consolidated revenue for the fourth quarter of fiscal year 2022 of $139.4 million. Consolidated net loss for the fourth quarter of fiscal year 2023 was $47.8 million compared to consolidated net loss for the fourth quarter of fiscal year 2022 of $104.7 million. Finally, consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2023 was $(5.8) million compared to consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2022 of $(60.8) million.

Consolidated revenue for the fiscal year ended June 30, 2023, was $1.0 billion compared to consolidated revenue for the fiscal year ended June 30, 2022, of $764.0 million. Consolidated net loss for the fiscal year ended June 30, 2023, was $58.5 million compared to consolidated net loss for the fiscal year ended June 30, 2022, of $297.5 million. Finally, consolidated Adjusted EBITDA* for the fiscal year ended June 30, 2023, was $74.3 million compared to consolidated Adjusted EBITDA* of $(260.5) million for the fiscal year ended June 30, 2022.

SelectQuote Chief Executive Officer, Tim Danker, remarked, “SelectQuote completed a highly successful fiscal 2023 with another strong quarter of results across each of our businesses. In total, our full year results significantly surpassed our initial forecasts driven by both higher growth, but most importantly, with outstanding operational execution against our paramount goal to optimize profitability and cash flow. The most stark example is nearly $80 million of outperformance in full-year Adjusted EBITDA versus our initial guidance. Similarly, excluding our investment in the growth of SelectRx, the SelectQuote model would have produced positive operating cash flow for the year, which we plan to scale in the quarters and years ahead.”

* See “Non-GAAP Financial Measures” below.
1) $10.4 million change in estimate related to the mutual termination of a contract with a certain Auto & Home carrier to provide for the ability to migrate the book of business to other carriers.

Mr. Danker continued, “Looking toward the future, our teams are excited to leverage our strategic redesign across each of our businesses, and we believe there is significant opportunity in our Healthcare Services segment. We can, and will, reproduce the success we have achieved in SelectRx with additional value-add services needed by seniors, healthcare providers, and our insurance carrier partners. We believe strongly that SelectQuote is unique in our ability to provide and optimize these services given the information and the leverage we can create via our role as the connective tissue between those in need and the providers of care and coverage. To say it more directly, SelectQuote is not just a Medicare Advantage distribution company, and we plan to decisively demonstrate that through our results in the coming years.”

Segment Results

We currently report on four segments: 1) Senior, 2) Healthcare Services, 3) Life, and 4) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, cost of goods sold, marketing and advertising, technical development, and selling, general, and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; and non-recurring expenses such as severance payments and transaction costs. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

(in thousands)	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Revenue	$103,592	$68,452	51%	$590,131	$527,907	12%
Adjusted EBITDA*	16,147	(32,574)	150%	155,077	(161,702)	196%
Adjusted EBITDA Margin*	16%	(48)%		26%	(31)%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

*See “Non-GAAP Financial Measures” below.

	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Medicare Advantage	114,383	129,289	(12)%	652,630	808,116	(19)%
Medicare Supplement	539	890	(39)%	3,444	7,208	(52)%
Dental, Vision and Hearing	14,668	23,502	(38)%	74,181	145,716	(49)%
Prescription Drug Plan	351	649	(46)%	2,433	6,842	(64)%
Other	2,099	3,340	(37)%	7,501	14,776	(49)%
Total	132,040	157,670	(16)%	740,189	982,658	(25)%

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Medicare Advantage	110,027	115,707	(5)%	577,567	661,738	(13)%
Medicare Supplement	435	807	(46)%	2,619	5,461	(52)%
Dental, Vision and Hearing	12,884	23,738	(46)%	60,824	124,989	(51)%
Prescription Drug Plan	350	809	(57)%	2,144	6,124	(65)%
Other	1,356	3,208	(58)%	5,288	12,407	(57)%
Total	125,052	144,269	(13)%	648,442	810,719	(20)%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

(dollars per policy):	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Medicare Advantage	$830	$877	(5)%	$877	$925	(5)%
Medicare Supplement	1,207	1,236	(2)%	1,030	1,270	(19)%
Dental, Vision and Hearing	121	122	(1)%	100	123	(19)%
Prescription Drug Plan	185	225	(18)%	207	234	(12)%
Other	105	64	64%	101	73	38%

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

(in thousands)	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Revenue	$82,803	$30,036	176%	$252,075	$70,035	260%
Adjusted EBITDA*	1,685	(11,800)	114%	(22,769)	(32,097)	29%
Adjusted EBITDA Margin*	2%	(39)%		(9)%	(46)%

*See “Non-GAAP Financial Measures” below.

Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped, as this is the primary key driver of revenue for Healthcare Services.

The following table shows the total number of SelectRx members as of the periods presented:

	June 30, 2023	June 30, 2022
Total SelectRx Members	49,044	25,503

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are derived from the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended June 30,
(dollars per approved policy):	2023	2022
MA and MS approved policies	580,186	667,199
MA and MS commission per MA / MS policy	$877	$928
Other commission per MA/MS policy	12	27
Pharmacy revenue per MA/MS policy	413	89
Other revenue per MA/MS policy	149	(147)
Total revenue per MA / MS policy	1,451	897
Total operating expenses per MA / MS policy	(1,224)	(1,187)
Adjusted EBITDA per MA/MS policy *	$227	$(290)
Adjusted EBITDA Margin per MA/MS policy *	16%	(32)%
Revenue / CAC multiple	4.1X	1.7X

Total revenue per MA/MS policy increased 62% for the twelve months ended June 30, 2023 compared to the twelve months ended June 30, 2022, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 3% for the twelve months ended June 30, 2023 compared to the twelve months ended June 30, 2022, driven by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business, offset by a decrease in our marketing and advertising costs.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

(in thousands)	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Revenue	$38,052	$37,331	2%	$145,832	$153,973	(5)%
Adjusted EBITDA*	6,702	576	1064%	23,073	(129)	NM
Adjusted EBITDA Margin*	18%	2%		16%	—%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See “Non-GAAP Financial Measures” below.

The following table shows term and final expense premiums for the periods presented:

(in thousands)	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Term Premiums	$20,507	$16,374	25%	$68,941	$62,364	11%
Final Expense Premiums	18,960	25,500	(26)%	77,725	109,218	(29)%
Total	$39,467	$41,874	(6)%	$146,666	$171,582	(15)%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

(in thousands)	4Q 2023		4Q 2022	% Change	FY 2023		FY 2022	% Change
Revenue	$(1,266)	(1)	$7,126	(118)%	$21,862	(1)	$27,881	(22)%
Adjusted EBITDA*	(7,235)	(1)	1,476	(590)%	81	(1)	5,433	(99)%
Adjusted EBITDA Margin*	NM		21%		—%		19%
(1) Decrease is due to the impact of the $10.4 million change in estimate related to the mutual termination of a contract with a certain Auto & Home carrier to provide for the ability to migrate the book of business to other carriers.

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

(in thousands):	4Q 2023	4Q 2022	% Change	FY 2023	FY 2022	% Change
Premiums	$14,460	$13,756	5%	$50,917	$50,114	2%

*See “Non-GAAP Financial Measures” below.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on September 13, 2023, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://www.netroadshow.com/events/login?show=c37e5fba&confId=54604Avoid. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The most directly comparable GAAP measure is net income margin. We monitor and have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Reconciliations of net income (loss) to Adjusted EBITDA are presented below beginning on page 12.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across Insurance, Medicare, Pharmacy, and Value-Based Care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a specialized medication management pharmacy, and Population Health which proactively connects its members with best-in-class healthcare services that fit each member's unique healthcare needs. The platform improves health outcomes and lowers healthcare costs through proactive engagement and access to high-value healthcare solutions.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2023	June 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,156	$140,997
Accounts receivable, net of allowances of $2.7 million and $0.6 million, respectively	154,565	129,748
Commissions receivable-current	111,148	116,277
Other current assets	14,355	15,751
Total current assets	363,224	402,773
COMMISSIONS RECEIVABLE—Net	729,350	722,349
PROPERTY AND EQUIPMENT—Net	27,452	41,804
SOFTWARE—Net	14,740	16,301
OPERATING LEASE RIGHT-OF-USE ASSETS	23,563	28,016
INTANGIBLE ASSETS—Net	10,200	31,255
GOODWILL	29,136	29,136
OTHER ASSETS	21,586	18,418
TOTAL ASSETS	$1,219,251	$1,290,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,577	$24,766
Accrued expenses	16,993	26,002
Accrued compensation and benefits	49,966	42,150
Operating lease liabilities—current	5,175	5,261
Current portion of long-term debt	33,883	7,169
Contract liabilities	1,691	3,404
Other current liabilities	1,972	4,761
Total current liabilities	137,257	113,513
LONG-TERM DEBT, NET—less current portion	664,625	698,423
DEFERRED INCOME TAXES	39,581	50,080
OPERATING LEASE LIABILITIES	27,892	33,946
OTHER LIABILITIES	2,926	2,985
Total liabilities	872,281	898,947

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,669	1,644
Additional paid-in capital	567,266	554,845
Accumulated deficit	(235,644)	(177,100)
Accumulated other comprehensive income	13,679	11,716
Total shareholders’ equity	346,970	391,105
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,219,251	$1,290,052

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
REVENUE:
Commission	$119,844	$94,809	$653,470	$587,518
Pharmacy	79,905	27,929	239,547	59,460
Other	22,029	16,656	109,831	117,067
Total revenue	221,778	139,394	1,002,848	764,045

OPERATING COSTS AND EXPENSES:
Cost of revenue	65,697	37,722	301,524	391,528
Cost of goods sold—pharmacy revenue	71,211	64,172	225,963	64,172
Marketing and advertising	63,521	75,080	301,245	484,084
Selling, general, and administrative	49,856	30,449	136,518	100,945
Technical development	7,154	6,054	26,015	24,729
Goodwill impairment	—	44,596	—	44,596
Total operating costs and expenses	257,439	258,073	991,265	1,110,054

INCOME (LOSS) FROM OPERATIONS	(35,661)	(118,679)	11,583	(346,009)

INTEREST EXPENSE, NET	(21,721)	(12,295)	(80,606)	(43,595)
OTHER EXPENSE, NET	(3)	(26)	(121)	(202)
LOSS BEFORE INCOME TAX BENEFIT	(57,385)	(131,000)	(69,144)	(389,806)
INCOME TAX BENEFIT	(9,547)	(26,318)	(10,600)	(92,302)

NET LOSS	$(47,838)	$(104,682)	$(58,544)	$(297,504)

NET LOSS PER SHARE:
Basic	$(0.29)	$(0.64)	$(0.35)	$(1.81)
Diluted	$(0.29)	$(0.64)	$(0.35)	$(1.81)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	166,709	164,427	166,140	164,042
Diluted	166,709	164,427	166,140	164,042

OTHER COMPREHENSIVE INCOME NET OF TAX:
Gain on cash flow hedge	605	2,129	1,963	11,487
OTHER COMPREHENSIVE INCOME	605	2,129	1,963	11,487
COMPREHENSIVE LOSS	$(47,233)	$(102,553)	$(56,581)	$(286,017)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,838)	$(104,682)	$(58,544)	$(297,504)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	6,794	6,768	27,881	24,724
Goodwill impairment	—	44,596	—	44,596
Loss on disposal of property, equipment, and software	364	717	754	1,458
Impairment of long-lived assets	17,332	3,147	17,332	3,147
Share-based compensation expense	2,785	800	11,310	7,052
Deferred income taxes	(9,760)	(26,338)	(11,176)	(92,716)
Amortization of debt issuance costs and debt discount	2,426	1,243	8,676	5,461
Write-off of debt issuance costs	—	—	710	—
Accrued interest payable in kind	3,565	—	12,015	—
Non-cash lease expense	1,070	1,002	4,185	4,067
Changes in operating assets and liabilities:
Accounts receivable, net	37,921	34,085	(24,817)	(25,749)
Commissions receivable	(18,964)	(329)	(1,872)	7,271
Other assets	(2,997)	(2,641)	169	(10,915)
Accounts payable and accrued expenses	(10,089)	(12,559)	(3,649)	(4,464)
Operating lease liabilities	(1,312)	(1,274)	(5,643)	(5,143)
Other liabilities	12,161	1,513	3,292	401
Net cash used in operating activities	(6,542)	(53,952)	(19,377)	(338,314)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(391)	(283)	(1,447)	(24,798)
Purchases of software and capitalized software development costs	(1,874)	(2,280)	(7,678)	(9,851)
Acquisition of business	—	—	—	(6,927)
Investment in equity securities	—	—	—	(1,000)
Net cash used in investing activities	(2,265)	(2,563)	(9,125)	(42,576)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facility	—	—	—	50,000
Payments on Revolving Credit Facility	—	—	—	(50,000)
Proceeds from Term Loans	—	—	—	242,000
Payments on Term Loans	—	(1,793)	(17,833)	(3,585)
Payments on other debt	(35)	(54)	(158)	(184)
Proceeds from common stock options exercised and employee stock purchase plan	—	—	1,187	3,179
Payments of tax withholdings related to net share settlement of equity awards	—	—	(40)	(148)
Payments of debt issuance costs	—	—	(10,110)	(328)
Payment of acquisition holdback	(50)	—	(2,385)	(5,501)
Net cash (used in) provided by financing activities	(85)	(1,847)	(29,339)	235,433
NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,892)	(58,362)	(57,841)	(145,457)
CASH AND CASH EQUIVALENTS—Beginning of period	92,048	199,359	140,997	286,454
CASH AND CASH EQUIVALENTS—End of period	$83,156	$140,997	$83,156	$140,997

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended June 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$103,592	$82,803	$38,052	$(1,266)	$(1,403)	$221,778
Operating expenses	(87,445)	(81,118)	(31,350)	(5,970)	(21,715)	(227,598)
Other income (expense), net	—	—	—	1	(4)	(3)
Adjusted EBITDA	$16,147	$1,685	$6,702	$(7,235)	$(23,122)	(5,823)
Share-based compensation expense						(2,785)
Transactions costs						(2,568)
Depreciation and amortization						(6,793)
Loss on disposal of property, equipment, and software						(363)
Impairment of long-lived assets						(17,332)
Interest expense, net						(21,721)
Income tax benefit						9,547
Net loss						$(47,838)
Change in estimate from structured book of business migration for Auto & Home						$10,427
Adjusted consolidated net loss						$(37,411)

	Three Months Ended June 30, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$68,452	$30,036	$37,331	$7,126	$(3,551)	$139,394
Operating expenses	(101,026)	(41,836)	(36,755)	(5,650)	(14,905)	(200,172)
Other expenses, net	—	—	—	—	(26)	(26)
Adjusted EBITDA	$(32,574)	$(11,800)	$576	$1,476	$(18,482)	(60,804)
Share-based compensation expense						(800)
Non-recurring expenses						(1,873)
Depreciation and amortization						(6,768)
Loss on disposal of property, equipment, and software						(717)
Goodwill impairment						(44,596)
Impairment of long-lived assets						(3,147)
Interest expense, net						(12,295)
Income tax benefit						26,318
Net loss						$(104,682)

	Year Ended June 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$590,131	$252,075	$145,832	$21,862	$(7,052)	$1,002,848
Operating expenses	(435,054)	(274,844)	(122,759)	(21,782)	(73,985)	(928,424)
Other expenses, net	—	—	—	1	(122)	(121)
Adjusted EBITDA	$155,077	$(22,769)	$23,073	$81	$(81,159)	74,303
Share-based compensation expense						(11,310)
Transaction costs						(5,569)
Depreciation and amortization						(27,881)
Loss on disposal of property, equipment, and software						(749)
Impairment of long-lived assets						(17,332)
Interest expense, net						(80,606)
Income tax benefit						10,600
Net loss						$(58,544)
Change in estimate from structured book of business migration for Auto & Home						$10,427
Adjusted consolidated net loss						$(48,117)

	Year Ended June 30, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$527,907	$70,035	$153,973	$27,881	$(15,751)	$764,045
Operating expenses	(689,609)	(102,132)	(154,102)	(22,448)	(56,058)	(1,024,349)
Other expenses, net	—	—	—	—	(202)	(202)
Adjusted EBITDA	$(161,702)	$(32,097)	$(129)	$5,433	$(72,011)	(260,506)
Share-based compensation expense						(7,052)
Non-recurring expenses						(4,730)
Depreciation and amortization						(24,724)
Loss on disposal of property, equipment, and software						(1,456)
Goodwill impairment						(44,596)
Impairment of long-lived assets						(3,147)
Interest expense, net						(43,595)
Income tax benefit						92,302
Net loss						$(297,504)

SELECTQUOTE, INC. AND SUBSIDIARIES
Revenue to Adjusted EBITDA - Revenue Adjustments
(Unaudited)

	Three Months Ended June 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$103,592	$82,803	$38,052	$(1,266)	$(1,403)	$221,778
Change in estimate from structured book of business migration for Auto & Home	—	—	—	10,427	—	10,427
Revenue, excluding change in estimate from structured book of business migration for Auto & Home	103,592	82,803	38,052	9,161	(1,403)	232,205
Operating expenses	(87,445)	(81,118)	(31,350)	(5,970)	(21,715)	(227,598)
Other expenses, net	—	—	—	1	(4)	(3)
Adjusted EBITDA	$16,147	$1,685	$6,702	$3,192	$(23,122)	$4,604

	Year Ended June 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$590,131	$252,075	$145,832	$21,862	$(7,052)	$1,002,848
Change in estimate from structured book of business migration for Auto & Home	—	—	—	10,427	—	10,427
Revenue, excluding change in estimate from structured book of business migration for Auto & Home	590,131	252,075	145,832	32,289	(7,052)	1,013,275
Operating expenses	(435,054)	(274,844)	(122,759)	(21,782)	(73,985)	(928,424)
Other expenses, net	—	—	—	1	(122)	(121)
Adjusted EBITDA	$155,077	$(22,769)	$23,073	$10,508	$(81,159)	$84,730

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2024:

(in thousands)	Range
Net loss	$(50,000)	$(22,000)
Income tax benefit	(18,000)	(8,000)
Interest expense, net	102,000	97,000
Depreciation and amortization	24,000	22,000
Share-based compensation expense	14,000	12,000
Transaction costs	8,000	4,000
Adjusted EBITDA	$80,000	$105,000